UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2009

Waste2Energy Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-151108	26-2255797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1185 Avenue of the Americas, 20th Floor
New York, NY 10036
(Address of principal executive offices) (zip code)

(646) 723-4000
 (Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2009, Waste2Energy Holdings, Inc. (the “Company”), entered into an Amendment No. 1 to the Transition Agreement (the “Transition Agreement Amendment”) with Waste2Energy, Inc. (the Company’s wholly-owned subsidiary) (“Waste2Energy”), Waste2Energy Group Holdings PLC, Christopher d’Arnaud-Taylor, and Peter Bohan. Pursuant to the Transition Agreement Amendment, the Transition Agreement, dated May 28, 2009, among the parties was amended such that Mr. Taylor would resign as Chief Executive Officer of the Company and Waste2Energy, and Mr. Bohan would become Chief Executive Officer of the Company and Waste2Energy, effective upon the termination of the Company’s offering (the “Offering”) of units pursuant to the Company’s Confidential Private Offering Memorandum, dated May 7, 2009 (which termination occurred on September 4, 2009), rather than upon the final closing of the Offering.

On September 4, 2009, the Company entered into an Amendment No. 1 to the Consulting Agreement (the “Consulting Agreement Amendment”) with Waste2Energy, Waste2Energy Group Holdings PLC, and Christopher d’Arnaud-Taylor. Pursuant to the Consulting Agreement Amendment, the Consulting Agreement, dated May 28, 2009, among the parties was amended such that its term would begin upon the termination of the Offering, rather than upon the final closing of the Offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 4, 2009, Christopher d’Arnaud-Taylor resigned as the Company’s Chief Executive Officer. Mr. d’Arnaud-Taylor will continue to serve on the Company’s Board of Directors.

Effective September 4, 2009, Peter Bohan became the Company’s chief executive officer. Mr. Bohan, 58, has been the Company’s President and Chief Operating Officer since May 2009, and President and Chief Operating Officer of Waste2Energy since September 2008. Prior to joining Waste2Energy, from June 2004 to August 2008, Mr. Bohan provided strategic and business advice to emerging technology and manufacturing companies. From April 2003 to May 2004 Mr. Bohan was Vice President and General Manager of US Filter Inc.  From 1989 to 2002 Mr. Bohan was Vice President and General Manager of Bird Machine Co. and related entities of Baker Hughes Inc. During Mr. Bohan’s career, he has gained significant experience positioning companies supplying capital equipment worldwide, strategic development of markets and mergers and acquisitions. Mr. Bohan holds a degree in Mechanical Engineering from Heriot-Watt University, Edinburgh and an MBA from Cranfield Institute of Technology. Mr. Bohan is currently a Board Member of Bisco Environmental Inc.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to Transition Agreement, by and between Waste2Energy Holdings, Inc., Waste2Energy, Inc., Waste2Energy Group Holdings PLC, Christopher d’Arnaud-Taylor, and Peter Bohan

10.2	Amendment No. 1 to Consulting Agreement, by and between Waste2Energy Holdings, Inc., Waste2Energy, Inc., Waste2Energy Group Holdings PLC, and Christopher d’Arnaud-Taylor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE2ENERGY HOLDINGS, INC.

Dated: September 15, 2009	By:	/s/ Craig Brown
Name: Craig Brown Title: Chief Financial Officer